UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated With Exit or Disposal Activities.
On May 15, 2015, Post Holdings, Inc. (the “Company” or “Post”) announced plans to consolidate its Post Foods and MOM Brands Company (“MOM Brands”) cereal businesses into one group, called Post Consumer Brands, to be headquartered in Lakeville, Minnesota (the current headquarters of MOM Brands). As a result, Post expects to close its office located in Parsippany, New Jersey. The closure of the Parsippany office is expected to be completed by May 2016.
The Company currently expects to incur pre-tax charges of approximately $27 million to $30 million in connection with this consolidation. Components of the pre-tax charges include cash charges of approximately $16 million to $17 million related to severance and relocation and approximately $11 million to $13 million related to retention. Substantially all of these costs are expected to be cash expenditures.
The Company expects that approximately half of the pre-tax charges will be incurred in Post’s third quarter of fiscal 2015, with cash payments in Post’s 2016 and 2017 fiscal years. The charges the Company expects to incur from this consolidation are a component of the previously announced total estimated one-time charges to achieve cost synergies of between $70 to $80 million. These decisions are expected to result in savings as part of the approximately $50 million cost synergies which were previously announced in connection with the acquisition of MOM Brands.
The allocation between retention, relocation and severance/outplacement benefits will depend in part on employee decisions. The numbers set forth above are good faith estimates made as of the date of this filing and may change as a result of a number of factors, including the timing of severance and the office closure.
A copy of the Company’s press release announcing the new headquarters is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Certain matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected timing of the closure of the Parsippany office, the amount and timing of the expected charges associated with the office closure and consolidation, and the amount of the expected synergies contemplated by the MOM Brands acquisition. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include our ability to realize the synergies contemplated by the acquisition of MOM Brands; our ability to promptly and effectively integrate the MOM Brands business; the recent avian influenza outbreak in the U.S. Midwest; our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this Current Report on Form 8-K. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
Exhibit 99.1	Press Release dated May 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
	Name:	Jeff A. Zadoks
	Title:	SVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 15, 2015.

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